Exhibit 99.1

NEWS RELEASE

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Third Quarter of 2022

•	Successfully closed acquisition of Denmark Bancshares, Inc. during the quarter impacting quarterly results and period-end balances
•	Net income of $10.5 and $32.4 million for the three and nine months ended September 30, 2022, respectively
•	Earnings per common share of $1.26 and $4.15 for the three and nine months ended September 30, 2022, respectively
•	Quarterly cash dividend of $0.25 per share declared, matching the prior quarter and a 13.6% increase from the prior-year third quarter

MANITOWOC, Wis, October 18, 2022 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $10.5 million, or $1.26 per share, for the third quarter of 2022, compared with net income of $11.2 million, or $1.46 per share, for the prior-year third quarter. For the nine months ended September 30, 2022, Bank First earned $32.4 million, or $4.15 per share, compared to $34.3 million, or $4.45 per share for the same period in 2021. Pre-tax expenses related to the Bank’s acquisition of Denmark Bancshares, Inc. (“Denmark”) and planned acquisition of Hometown Bancorp, Ltd. totaled $4.6 million during the third quarter of 2022, reducing after-tax earnings per share by approximately $0.43. Year-to-date these expenses have reduced after-tax earnings per share by $0.57.

Operating Results

Net interest income (“NII”) during the third quarter of 2022 was $27.7 million, up $4.2 million from the previous quarter and up $4.8 million from the third quarter of 2021. Interest income on loans originated through the Small Business Administration’s Paycheck Protection Program (“PPP”) totaled $0.1 million during the third quarter of 2022, compared to $0.4 million during the previous quarter and $2.3 million during the third quarter of 2021.

Purchase accounting entries, resulting from our acquisition of Denmark during the third quarter of 2022, as well as acquisitions of other institutions over the last several years, increased NII during the third quarter of 2022 by $0.7 million, or $0.07 per share after tax, compared to $0.4 million and $0.3 million, or $0.04 and $0.03 per share after tax, for the previous quarter and third quarter of 2021, respectively. For the first nine months of 2022 and 2021 the impact of these purchase accounting entries increased NII by $1.4 million, or $0.13 per share after tax, and $1.2 million, or $0.12 per share after tax, respectively.

Net interest margin (“NIM”) was 3.63% for the third quarter of 2022, compared to 3.21% for the previous quarter and 3.47% for the third quarter of 2021. Purchase accounting entries added 0.10%, 0.05% and 0.04% to NIM for each of these periods, respectively.

During much of the first half of 2022 the Bank engaged in a strategy to enhance NII, utilizing $300.0 million in short-term borrowings from the Federal Home Loan Bank and investing these funds in short-term, liquid, risk-free, interest-earning assets. This strategy was discontinued during the third quarter of 2022 contributing approximately 0.27% to the increase in NIM quarter-over-quarter.

Bank First did not record a provision for loan losses during the third quarter of 2022, compared to a provision of $0.5 million during the previous quarter and $0.7 million during the third quarter of 2021. Provision expense was $1.7 million for the first nine months of 2022 compared to $2.5 million for the same period during 2021. Recoveries of previously charged-off loans exceeded currently charged-off loans by $0.3 million during the third quarter of 2022 and $1.0 million through the first nine months of 2022. These net recoveries along with continued strong asset quality metrics in the Bank’s loan portfolio led to management’s decision that there was not a need for provision expense during the third quarter of 2022.

Noninterest income was $5.2 million for the third quarter of 2022, compared to $5.6 million during the previous quarter and $5.0 million for the third quarter of 2021. As noted in recent quarters, noninterest income for the Bank during 2022 has been negatively impacted by an industry-wide slowdown in residential mortgage lending, leading to a decline in gains on sales of mortgage loans to the secondary market of $0.9 million in the third quarter of 2022 compared to the prior-year third quarter. Through the first nine months of 2022, these gains were $4.9 million less than the first nine months of 2021. Offsetting these declines, the Bank experienced a $1.1 million increase in loan servicing income during the third quarter of 2022 compared to the prior-year third quarter and an increase of $2.6 million through the first nine months of 2022 compared to the first nine months of 2021. These increases resulted from a combination of higher overall balances of sold-but-serviced loans and increased valuations of mortgage servicing rights on the Bank’s balance sheet. The Bank’s acquisition of Denmark included approximately $159.5 million in loans sold-but-serviced, bringing the Bank’s total sold-but-serviced loan portfolio to approximately $873.4 million.

Noninterest expense was $18.9 million in the third quarter of 2022, compared to $13.2 million during the previous quarter and $12.5 million during the third quarter of 2021. As noted earlier, the elevated level of noninterest expense during the third quarter of 2022 was primarily a result of one-time acquisition expenses. To a lesser extent, added scale for approximately half of the third quarter of 2022 resulting from the Denmark acquisition and inflationary pressures also increased noninterest expense. Personnel expense for the third quarter of 2022 was $3.8 million higher than the prior quarter and prior-year third quarter, primarily the result of $3.0 million in one-time severance and employment agreement payments resulting from the Denmark transaction. Data processing expense, which included $0.1 million in expenses during the third quarter of 2022 directly linked to acquisitions, was $0.1 million higher than the prior quarter and $0.3 million higher than the prior-year third quarter. Outside services fees, which included $1.5 million in expenses during the third quarter of 2022 directly linked to acquisitions, was $1.2 million higher than the prior quarter (which also included $0.4 million in expenses directly linked to acquisitions) and $1.8 million higher than the prior-year third quarter. Finally, amortization expense related to core deposit intangibles on the Bank’s balance sheet increased $0.5 million from the prior quarter and $0.4 million from the prior-year third quarter. The acquisition of Denmark created a core deposit intangible of approximately $15.1 million (3.1% of core deposits acquired). Amortization of this core deposit intangible, which began during the third quarter of 2022, added $0.5 million in amortization expense for the quarter.

Balance Sheet

Total assets were $3.64 billion at September 30, 2022, a $703.2 million increase from December 31, 2021, and up $794.1 million from September 30, 2021. The preliminary fair value of assets acquired in the Denmark acquisition during the third quarter of 2022 totaled approximately $687.5 million.

Total loans were $2.86 billion at September 30, 2022, up $623.8 million from December 31, 2021, and up $650.4 million from June 30, 2021. Excluding the impact of PPP repayments or forgiveness as well as approximately $458.1 million in loans acquired from Denmark as of September 30, 2022, loans grew by 12.2% over the trailing twelve months. Annualized loan growth during the third quarter of 2022 and first nine months of 2022, also excluding PPP activity and acquired loans from Denmark, amounted to 4.8% and 12.5%, respectively. The Federal Reserve Board has made several significant increases to the effective Federal Funds rate during 2022, causing significant volatility in financial markets and generally an increasing overall rate environment. Competitors in the Bank’s markets have been slow to raise loan offering rates with many remaining at or near the US Treasury yield curve. Management has elected to raise loan offering rates more proportionate to the overall rising yield curve while reserving the most aggressive rate offerings for customers who maintain their full banking relationship with Bank First. This decision is intended to conserve the Bank’s liquidity until market competition better aligns with recent rate environment movements. Management anticipates that year-to-date and anticipated future rate increases by the Federal Reserve Board will minimize the impact of this decision on the Bank’s overall NII and NIM.

Total deposits, nearly all of which remain core deposits, were $3.14 billion at September 30, 2022, up $609.8 million from December 31, 2021, and up $665.9 million from September 30, 2021. The preliminary fair value of deposits acquired in the Denmark acquisition totaled $606.5 million. Noninterest-bearing demand deposits comprised 31.3% of the Bank’s total core deposits at September 30, 2022, compared to 32.1% at September 30, 2021. The high-quality deposit portfolio mix acquired from Denmark allowed this critical component of the Bank’s profitability to remain strong subsequent to that transaction.

Asset Quality

Nonperforming assets at September 30, 2022, totaled $6.2 million, down $1.6 million and $5.4 million from the end of the fourth and third quarters of 2021, respectively. Nonperforming assets to total assets ended the third quarter of 2022 at 0.18%, down from 0.28% and 0.42% at the end of the fourth and third quarters of 2021, respectively. Nonperforming assets at September 30, 2022, include $1.4 million in properties acquired from Denmark which will not be utilized by the Bank and have been listed for sale.

Capital Position

Stockholders’ equity totaled $439.4 million at September 30, 2022, an increase of $116.8 million from the end of 2021 and an increase of $124.2 million from September 30, 2021. Interest rate movements during the first nine months of 2022 impacted the value of investments in the Bank’s available-for-sale investment portfolio, creating a loss in other comprehensive income which reduced stockholders’ equity by $6.7 million during the third quarter of 2022 and $22.3 million year-to-date. Dividends totaling $5.6 million and share repurchases totaling $13.8 million further reduced capital through the first nine months of 2022. Strong earnings served to partially offset these items, increasing capital by $32.4 million. Finally, the acquisition of Denmark increased total stockholders’ equity by $125.3 million. Tangible book value increased by $46.8 million through the first nine months of 2022 and $54.5 million for the trailing twelve months ending September 30, 2022. Tangible book value per common share outstanding totaled $34.34 at September 30, 2022 compared to $34.56 and $33.44 at December 31 and September 30, 2021, respectively.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.25 per common share, payable on January 4, 2023, to shareholders of record as of December 21, 2022. This dividend matches the previous quarter’s dividend and represents a 13.6% increase over the dividend declared one year earlier.

Bank First Corporation provides financial services through its subsidiary, Bank First, which was incorporated in 1894. Bank First offers loan, deposit and treasury management products at each of its 26 banking locations in Wisconsin. The bank has grown through both acquisitions and de novo branch expansion. The company employs approximately 335 full-time equivalent staff and has assets of approximately $3.6 billion. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the bank’s partnerships with Legacy Private Trust, an alliance with Morgan Stanley and an affiliation with McKenzie Financial Services, LLC. The bank is a co-owner of a bank technology outfitter, UFS, LLC, which provides digital, core, cybersecurity, managed IT and private cloud services. Further information about Bank First Corporation is available by clicking on the Investor Relations tab at www.BankFirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Denmark, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except per share data)	At or for the Three Months Ended					At or for the Period Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Results of Operations:
Interest income	$30,740	$25,820	$24,220	$25,043	$24,898	$80,780	$73,343
Interest expense	3,047	2,340	1,930	1,812	1,964	7,317	6,492
Net interest income	27,693	23,480	22,290	23,231	22,934	73,463	66,851
Provision for loan losses	-	500	1,200	600	650	1,700	2,500
Net interest income after provision for loan losses	27,693	22,980	21,090	22,631	22,284	71,763	64,351
Noninterest income	5,166	5,551	5,234	5,520	5,031	15,951	18,021
Noninterest expense	18,895	13,219	12,731	13,435	12,469	44,845	37,121
Income before income tax expense	13,964	15,312	13,593	14,716	14,846	42,869	45,251
Income tax expense	3,431	3,658	3,410	3,553	3,628	10,499	10,971
Net income	$10,533	$11,654	$10,183	$11,163	$11,218	$32,370	$34,280

Earnings per common share - basic	$1.26	$1.55	$1.34	$1.46	$1.46	$4.15	$4.45
Earnings per common share - diluted	1.26	1.55	1.34	1.46	1.46	4.15	4.45

Common Shares:
Basic weighted average	8,205,914	7,457,443	7,540,264	7,570,128	7,605,541	7,737,089	7,638,857
Diluted weighted average	8,228,197	7,472,561	7,559,844	7,595,052	7,624,791	7,757,726	7,658,828
Outstanding	9,028,629	7,470,255	7,570,766	7,616,540	7,641,771	9,028,629	7,641,771

Noninterest income / noninterest expense:
Service charges	$1,383	$1,441	$1,422	$1,574	$1,491	$4,246	$4,554
Income from Ansay	671	819	826	383	756	2,316	2,204
Income from UFS	852	563	705	776	751	2,120	1,780
Loan servicing income	1,673	2,106	1,062	1,557	599	4,841	2,282
Net gain on sales of mortgage loans	264	403	671	1,167	1,206	1,338	6,204
Net gain (loss) on other real estate owned	-	(25)	171	(186)	-	146	206
Other noninterest income	323	244	377	249	228	944	791
Total noninterest income	$5,166	$5,551	$5,234	$5,520	$5,031	$15,951	$18,021

Personnel expense	$10,812	$7,006	$7,175	$7,307	$6,996	$24,993	$21,208
Occupancy, equipment and office	1,176	1,214	1,115	950	1,070	3,505	3,248
Data processing	1,577	1,431	1,345	1,334	1,259	4,353	4,010
Postage, stationery and supplies	215	144	183	181	204	542	532
Advertising	61	55	89	75	50	205	152
Charitable contributions	150	235	168	135	121	553	399
Outside service fees	2,538	1,386	1,172	776	741	5,096	2,300
Net loss on sales of securities	-	-	-	-	3	-	3
Amortization of intangibles	751	294	293	352	351	1,338	1,053
Other noninterest expense	1,615	1,454	1,191	2,325	1,674	4,260	4,216
Total noninterest expense	$18,895	$13,219	$12,731	$13,435	$12,469	$44,845	$37,121

Period-end balances:
Cash and cash equivalents	$143,441	$43,986	$107,359	$296,860	$299,953	$143,441	$299,953
Investment securities available-for-sale, at fair value	303,280	292,426	297,063	212,689	148,376	303,280	148,376
Investment securities held-to-maturity, at cost	40,826	33,867	5,841	5,911	5,912	40,826	5,912
Loans	2,859,293	2,387,617	2,316,688	2,235,515	2,208,915	2,859,293	2,208,915
Allowance for loan losses	(23,045)	(22,699)	(21,749)	(20,315)	(20,237)	(23,045)	(20,237)
Premises and equipment	57,019	50,608	50,068	49,461	44,181	57,019	44,181
Goodwill and core deposit intangible, net	129,361	58,805	59,099	59,392	59,743	129,361	59,743
Mortgage servicing rights	9,563	6,977	5,466	5,016	4,345	9,563	4,345
Other assets	121,016	109,440	105,101	93,023	95,417	121,016	95,417
Total assets	3,640,754	2,961,027	2,924,936	2,937,552	2,846,605	3,640,754	2,846,605

Deposits	3,138,201	2,601,479	2,557,106	2,528,440	2,472,258	3,138,201	2,472,258
Securities sold under repurchase agreements	21,963	16,125	13,130	41,122	17,402	21,963	17,402
Borrowings	26,069	19,235	25,247	25,511	26,679	26,069	26,679
Other liabilities	15,106	10,026	11,150	19,826	15,004	15,106	15,004
Total liabilities	3,201,339	2,646,865	2,606,633	2,614,899	2,531,343	3,201,339	2,531,343

Stockholders' equity	439,415	314,162	318,303	322,653	315,262	439,415	315,262

Book value per common share	48.67	42.06	42.04	42.36	41.26	48.67	41.26
Tangible book value per common share	34.34	34.18	34.24	34.56	33.44	34.34	33.44

Average balances:
Loans	$2,640,397	$2,341,954	$2,271,956	$2,207,615	$2,218,324	$2,419,451	$2,220,570
Interest-earning assets	3,062,921	2,975,376	3,001,174	2,695,175	2,659,584	3,013,382	2,614,140
Total assets	3,349,615	3,186,384	3,209,202	2,901,685	2,861,959	3,249,469	2,816,409
Deposits	2,911,561	2,566,520	2,543,471	2,513,918	2,479,799	2,675,199	2,430,068
Interest-bearing liabilities	2,034,158	2,053,369	2,080,172	1,759,437	1,738,895	2,055,732	1,719,162
Goodwill and other intangibles, net	90,962	58,987	59,285	59,614	59,969	69,861	60,368
Stockholders' equity	401,130	317,484	322,852	318,837	313,868	347,442	307,517

Paycheck Protection Program ("PPP") loan information
PPP Loans (period end)	$-	$5,625	$16,904	$31,100	$62,639	$-	$62,639
PPP Loan Deferred Origination Fees (period end)	-	106	477	1,080	2,243	-	2,243
PPP Loans (average during the period)	2,663	10,138	23,552	50,602	95,645	12,041	146,686
Interest income recognized during the period (includes recognized origination fees)	94	396	662	1,290	2,251	1,152	6,541

Financial ratios:
Return on average assets	1.25%	1.47%	1.27%	1.53%	1.57%	1.33%	1.62%
Return on average common equity	10.42%	14.72%	12.62%	13.89%	14.30%	12.46%	14.86%
Average equity to average assets	11.98%	9.96%	10.06%	10.99%	10.97%	10.69%	10.92%
Stockholders' equity to assets	12.07%	10.61%	10.88%	10.98%	11.08%	12.07%	11.08%
Tangible equity to tangible assets	8.83%	8.80%	9.04%	9.15%	9.17%	8.83%	9.17%
Loan yield	4.29%	4.06%	4.02%	4.25%	4.25%	4.13%	4.24%
Earning asset yield	4.03%	3.53%	3.32%	3.74%	3.76%	3.63%	3.80%
Cost of funds	0.59%	0.46%	0.38%	0.41%	0.45%	0.48%	0.50%
Net interest margin, taxable equivalent	3.63%	3.21%	3.06%	3.47%	3.47%	3.30%	3.47%
Net loan charge-offs to average loans	-0.05%	-0.08%	-0.04%	0.02%	-0.01%	-0.06%	0.00%
Nonperforming loans to total loans	0.17%	0.22%	0.24%	0.37%	0.53%	0.17%	0.53%
Nonperforming assets to total assets	0.18%	0.18%	0.19%	0.28%	0.42%	0.18%	0.42%
Allowance for loan losses to loans	0.81%	0.95%	0.94%	0.91%	0.92%	0.81%	0.92%

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,545,855	$109,147	4.29%	$2,132,765	$90,476	4.24%
Tax-exempt	94,542	4,227	4.47%	85,559	3,910	4.57%
Securities
Taxable (available for sale)	240,261	5,453	2.27%	88,821	2,933	3.30%
Tax-exempt (available for sale)	81,355	2,143	2.63%	70,253	2,187	3.11%
Taxable (held to maturity)	31,014	853	2.75%	-	-	-
Tax-exempt (held to maturity)	5,196	134	2.58%	5,912	150	2.54%
Cash and due from banks	64,698	1,366	2.11%	276,274	435	0.16%
Total interest-earning assets	3,062,921	123,323	4.03%	2,659,584	100,091	3.76%
Non interest-earning assets	309,925			222,385
Allowance for loan losses	(23,231)			(20,010)
Total assets	$3,349,615			$2,861,959
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$262,003	$1,359	0.52%	$203,736	$248	0.12%
Savings accounts	750,027	3,224	0.43%	521,635	1,927	0.37%
Money market accounts	682,260	2,957	0.43%	683,275	2,111	0.31%
Certificates of deposit	297,622	2,725	0.92%	260,581	2,373	0.91%
Brokered Deposits	6,781	199	2.93%	12,461	359	2.88%
Total interest bearing deposits	1,998,693	10,464	0.52%	1,681,688	7,018	0.42%
Other borrowed funds	35,465	1,625	4.58%	57,207	773	1.35%
Total interest-bearing liabilities	2,034,158	12,089	0.59%	1,738,895	7,791	0.45%
Non-interest bearing liabilities
Demand Deposits	912,868			798,111
Other liabilities	1,459			11,085
Total Liabilities	2,948,485			2,548,091
Shareholders' equity	401,130			313,868
Total liabilities & sharesholders' equity	$3,349,615			$2,861,959
Net interest income on a fully taxable equivalent basis		111,234			92,300
Less taxable equivalent adjustment		(1,366)			(1,312)
Net interest income		$109,868			$90,988
Net interest spread (3)			3.43%			3.32%
Net interest margin (4)			3.63%			3.47%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,323,410	$95,783	4.12%	$2,132,037	$90,072	4.22%
Tax-exempt	96,041	4,215	4.39%	88,533	4,100	4.63%
Securities
Taxable (available for sale)	223,506	5,180	2.32%	97,677	2,612	2.67%
Tax-exempt (available for sale)	81,067	2,126	2.62%	70,546	2,217	3.14%
Taxable (held to maturity)	19,685	524	2.66%	-	-	-
Tax-exempt (held to maturity)	5,464	141	2.58%	6,161	156	2.53%
Cash and due from banks	264,209	1,395	0.53%	219,186	262	0.12%
Total interest-earning assets	3,013,382	109,364	3.63%	2,614,140	99,419	3.80%
Non interest-earning assets	258,122			221,231
Allowance for loan losses	(22,035)			(18,962)
Total assets	$3,249,469			$2,816,409
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$244,615	$688	0.28%	$212,197	$252	0.12%
Savings accounts	643,841	2,494	0.39%	480,285	1,752	0.36%
Money market accounts	679,091	2,343	0.35%	656,922	2,183	0.33%
Certificates of deposit	255,197	2,147	0.84%	288,805	3,266	1.13%
Brokered Deposits	9,217	269	2.92%	15,607	444	2.84%
Total interest bearing deposits	1,831,961	7,941	0.43%	1,653,816	7,897	0.48%
Other borrowed funds	223,771	1,842	0.82%	65,346	784	1.20%
Total interest-bearing liabilities	2,055,732	9,783	0.48%	1,719,162	8,681	0.50%
Non-interest bearing liabilities
Demand Deposits	843,238			776,252
Other liabilities	3,057			13,478
Total Liabilities	2,902,027			2,508,892
Shareholders' equity	347,442			307,517
Total liabilities & sharesholders' equity	$3,249,469			$2,816,409
Net interest income on a fully taxable equivalent basis		99,581			90,738
Less taxable equivalent adjustment		(1,361)			(1,359)
Net interest income		$98,220			$89,379
Net interest spread (3)			3.15%			3.30%
Net interest margin (4)			3.30%			3.47%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.